UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2013 (February 28, 2013)

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)
400 North Sam Houston Parkway East, Suite 400 Houston, Texas (Address of principal executive offices)	281-618-0400 (Registrant’s telephone number, including area code)	77060 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 28, 2013, the Company announced that effective March 1, 2013, Lloyd Hajdik will resign as Chief Accounting Officer of the Company.

(c) On February 28, 2013, the Company announced that effective March 1, 2013, Marty Hall will be appointed Chief Accounting Officer of the Company. Mr. Hall (age 47) has served as the Company’s Corporate Controller since December 2008.  Prior to that time, Mr. Hall served as Corporate Controller and Director of Investor Relations at Trico Marine Services, Inc. from April 2008 until December 2008, and Assistant Controller – Financial Reporting of McMoRan Exploration Co. from March 1998 until April 2008.  Mr. Hall received a Bachelor of Accounting degree from the University of Mississippi.  He is a licensed Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Item 7.01 Regulation FD Disclosure

On February 28, 2013, the Company issued a press release announcing the resignation of Mr. Hajdik and the appointment of Mr. Hall.  A copy of the press release announcing the resignation of Mr. Hajdik and the appointment of Mr. Hall is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Number                     Description
-----------                     ----------------
99.1	Press Release of Helix Energy Solutions Group, Inc. dated February 28, 2013, announcing the resignation of Lloyd Hajdik and appointment of Marty Hall

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   February 28, 2013

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Anthony Tripodo
Anthony Tripodo
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.                Description

99.1	Press Release of Helix Energy Solutions Group, Inc. dated February 28, 2013, announcing the resignation of Lloyd Hajdik and appointment of Marty Hall